Exhibit 32
Certification
Pursuant to 18 U.S.C. SECTION 1350,
As Adopted Pursuant to
Section 906 of the SARBANES-OXLEY ACT of 2002
Each of the undersigned officers of Key Energy Services, Inc. (the "Company") hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer's knowledge that:
(1) the accompanying Annual Report on Form 10-K for the period ending December 31, 2017 as filed with the U.S. Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/S/ ROBERT DRUMMOND
Robert Drummond,
President and Chief Executive Officer
(Principal Executive Officer)
Dated: February 28, 2018

/S/ J. MARSHALL DODSON
J. Marshall Dodson
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
Dated: February 28, 2018